   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 1998.

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                AMR CORPORATION
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                           75-1825172
 (State or other jurisdiction of incorporation or         (I.R.S. Employer Identification Number)
                   organization)

                                P.O. BOX 619616
                  DALLAS/FORT WORTH AIRPORT, TEXAS 75261-9616
                                 (817) 963-1234
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

              ANNE H. MCNAMARA, ESQ.
     SENIOR VICE PRESIDENT AND GENERAL COUNSEL                   JOHN T. CURRY, III, ESQ.
                  AMR CORPORATION                                  DEBEVOISE & PLIMPTON
                  P.O. BOX 619616                                    875 THIRD AVENUE
    DALLAS/FORT WORTH AIRPORT, TEXAS 75261-9616                  NEW YORK, NEW YORK 10022
                  (817) 963-1234                                      (212) 909-6000
 (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                    Copy to:

                           ROHAN S. WEERASINGHE, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 848-4000
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time, as determined by market conditions, after the effective date of this registration statement.
                             ---------------------
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED               PROPOSED
      TITLE OF EACH CLASS OF            AMOUNT TO BE         MAXIMUM OFFERING      MAXIMUM AGGREGATE          AMOUNT OF
   SECURITIES TO BE REGISTERED         REGISTERED(1)        PRICE PER UNIT(2)      OFFERING PRICE(2)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Debt Securities...................   U.S. $500,000,000             100%            U.S. $500,000,000           $139,000
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Or (i) its equivalent (based on the applicable exchange rate at the time of sale), if Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by AMR Corporation, or (ii) such greater amounts, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of not more than U.S. $500,000,000 to AMR Corporation.
(2) Estimated solely for purposes of calculating the registration fee.

     PURSUANT TO RULE 429, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT RELATES TO A REMAINING AMOUNT OF $250,000,000 OF DEBT SECURITIES PREVIOUSLY REGISTERED UNDER A REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 33-46325) (IN CONNECTION WITH WHICH REGISTRATION STATEMENT A FILING FEE OF $312,500 WAS PAID ON MARCH 11, 1992) AND $500,000,000 OF DEBT SECURITIES PREVIOUSLY REGISTERED UNDER A REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 33-52121) (IN CONNECTION WITH WHICH REGISTRATION STATEMENT A FILING FEE OF $172,414 WAS PAID ON FEBRUARY 2, 1994). THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-46325 AND POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-52121.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE CANNOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 1, 1998

                                 $1,250,000,000

                                AMR CORPORATION

                                DEBT SECURITIES

                             ---------------------

     We will provide the specific terms of these Debt Securities in Supplements to this Prospectus. You should read this Prospectus and the appropriate Supplements carefully before you invest.

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     We may sell the Debt Securities to or through underwriters, through dealers or agents or directly to purchasers. We will describe the plan of distribution for any particular series of Debt Securities in the applicable Prospectus Supplement.

The date of this Prospectus is             , 1998

                             ABOUT THIS PROSPECTUS

     This Prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell the Debt Securities described in this Prospectus in one or more offerings. This Prospectus provides you with a general description of the Debt Securities we may offer. Each time we sell Debt Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read carefully both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below under "Where You Can Find More Information".

     This Prospectus does not contain all of the information set forth in the registration statement that we filed with the SEC or in the exhibits to that registration statement. For further information about AMR or the Debt Securities, you should refer to that registration statement and its exhibits. Statements contained in this Prospectus or in any Prospectus Supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

     The registration statement that we filed with the SEC relating to the Debt Securities can be obtained from the SEC, as described below under "Where You Can Find More Information".

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and proxy statements with the SEC. These SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed. You may also read and copy any such document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and copy charges.

     The SEC allows us to "incorporate by reference" the information we file with it, which means:

     - we can disclose important information to you by referring you to those documents;

     - information incorporated by reference is considered to be part of this Prospectus, even though it is not repeated in this Prospectus; and

     - information that we file with the SEC will automatically update and supersede this Prospectus.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the filing of this registration statement and prior to its effectiveness and (ii) until we complete our offering of Debt Securities:

     - Annual Report on Form 10-K/A No. 1 for the year ended December 31, 1997;

     - Quarterly Report on Form 10-Q/A No. 1 for the quarter ended March 31, 1998 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998; and

     - Current Reports on Form 8-K filed April 16, 1998, May 21, 1998, July 16, 1998, October 22, 1998 and November 19, 1998.

     You may obtain a copy of these filings (other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings) at no cost by writing or telephoning us at the following address:

    Corporate Secretary
     AMR Corporation
     P.O. Box 619616, Mail Drop 5675
     Dallas/Fort Worth Airport, Texas 75261-9616
     (817) 963-1234

     You should rely only on the information incorporated by reference or provided in this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell any Debt Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front page of those documents. Also, you should not assume that there has been no change in the affairs of AMR since the date of this Prospectus or any applicable Prospectus Supplement.

                                AMR CORPORATION

     AMR Corporation ("AMR") is a holding company that conducts its business through its subsidiaries. AMR's operations fall within three major lines of business: the Airline Group, The SABRE Group and the Management Services Group.

     - THE AIRLINE GROUP consists primarily of the passenger and cargo divisions of American Airlines, Inc. ("American"), the principal subsidiary of AMR, and AMR Eagle Holding Corporation ("AMR Eagle"), a separate subsidiary of AMR.

      o American's passenger division is one of the largest scheduled passenger airlines in the world. At the end of 1997, American provided scheduled jet service to more than 165 destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific.

      o American's cargo division is one of the largest scheduled air freight carriers in the world. It provides a full range of freight and mail services to shippers throughout the airline's system.

      o AMR Eagle owns the regional airlines that operate as "American Eagle". The American Eagle carriers provide connecting service from six of American's high-traffic cities to smaller markets throughout the United States, Canada and the Caribbean.

     - THE SABRE GROUP, an 82%-owned subsidiary of AMR, is a world leader in the electronic distribution of travel through its proprietary travel reservation and information system, SABRE(R), and is the largest electronic distributor of travel in North America. In addition, The SABRE Group is a leading provider of information technology solutions to the travel and transportation industry and fulfills substantially all of the data processing, network and distributed systems needs of American and AMR's other subsidiaries, Canadian Airlines International Limited, US Airways, Inc. and other customers.

     - THE MANAGEMENT SERVICES GROUP provides a range of aviation services, call center management services, investment advisory services to AMR and other institutional investors, and management of certain service contracts between subsidiaries of AMR and certain other airlines.

     In September 1998, AMR announced plans to sell three of the companies within the Management Services Group that account for a substantial portion of the group's revenues and operating income: AMR Services, AMR Combs, and TeleService Resources. The results of operations of these three companies, as well as other discontinued operations of the Management Services Group, represented only 2.5% and 2.8% of AMR's consolidated revenues for the nine months ended September 30, 1998 and for the year ended December 31, 1997, respectively, and only 0.8% and 1.3% of AMR's consolidated operating income for the nine months ended September 30, 1998 and for the year ended December 31, 1997, respectively.

     The postal address for AMR's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (telephone: 817-963-1234).

                                USE OF PROCEEDS

     Except as we may describe otherwise in a Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be added to AMR's working capital and will be available for general corporate purposes, including the acquisition of aircraft by American and American Eagle and other capital expenditures.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table contains AMR's ratio of earnings to fixed charges for the periods indicated:

                                                  YEAR ENDED DECEMBER 31,           NINE MONTHS
                                              --------------------------------         ENDED
                                              1993   1994   1995   1996   1997   SEPTEMBER 30, 1998
                                              ----   ----   ----   ----   ----   ------------------
Ratio of Earnings to Fixed Charges..........   (a)   1.23   1.20   2.21   2.35          3.08

---------------

(a) Earnings were inadequate to cover fixed charges by $187 million for the year ended December 31, 1993.

     For purposes of the table, "earnings" represents AMR's consolidated income
(loss) from continuing operations before income taxes, extraordinary items and fixed charges (excluding interest capitalized). "Fixed charges" consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

INTRODUCTION

     We will issue the Debt Securities in one or more distinct series. The Debt Securities may include debentures, notes or other kinds of unsecured debt obligations. The Debt Securities may be denominated in United States dollars or in one or more foreign currencies or currency units. The maximum principal amount of Debt Securities that we may issue pursuant to this Prospectus is limited to $1,250,000,000, subject to two exceptions. First, if we choose to issue any Debt Securities denominated in a foreign currency or a currency unit, the U.S.-dollar equivalent of the principal amount of such Debt Securities, based on the exchange rate at the time of their sale, will be applied against such $1,250,000,000 limit. Second, if we choose to issue any Debt Securities at an "original issue discount", the amount of the proceeds we receive from their sale will be applied against such $1,250,000,000 limit. A Debt Security issued at an "original issue discount" is a Debt Security that is sold at a substantial discount below its stated principal amount. Typically, a Debt Security issued at an "original issue discount" will not bear interest or will bear interest at an interest rate that is below the market interest rate at the time of issuance.

     This Description summarizes terms of the Debt Securities that we expect will be common to all series. Most of the financial terms and other specific terms of any series of Debt Securities that we offer will be described in a Prospectus Supplement to be attached to this Prospectus. Since the terms of specific Debt Securities may differ from the general information that we have provided below, you should rely on the information in the Prospectus Supplement instead of the information in this Prospectus if the information in the Prospectus Supplement is different than the information below.

     We will issue the Debt Securities under a contract called the "Indenture" between us and the Trustee, Citibank, N.A. Unless we tell you otherwise in the applicable Prospectus Supplement, the Indenture and the Debt Securities are governed by New York law. The terms of the Debt Securities include those stated in the Debt Securities and the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939. (Section 1.11 of the Indenture.) The form of the Indenture is contained in the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the Indenture from the SEC.

     Because this Description is a summary, it does not describe every aspect of the Debt Securities or the Indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture and of the Debt Securities. For example, in this Description we use capitalized words to signify defined terms that have been given special meaning in the Indenture. We describe the meaning for only some of the more important terms. We also include references in parentheses to certain sections of the Indenture. Whenever we refer to particular sections or defined terms of the Indenture in this Prospectus or in any Prospectus Supplement, such sections or defined terms are incorporated by reference here or in the Prospectus Supplement.

     This Description also is subject to and qualified by reference to the description of the particular terms of any particular series of Debt Securities described in a Prospectus Supplement.

GENERAL TERMS OF DEBT SECURITIES

     AMR is a holding company that conducts its business through its subsidiaries. As a result, AMR's cash flow and, therefore, its ability to meet its debt obligations depend primarily upon the earnings of its subsidiaries and on dividends and other payments from its subsidiaries. Since the Debt Securities are solely an obligation of AMR, AMR's subsidiaries are not required to make payments on the Debt Securities or to make funds available (for example, in the form of dividends or advances to AMR) for payments on the Debt Securities. In addition, certain of American's debt and credit facility agreements contain restrictive covenants, including a minimum net worth requirement, that could limit American's ability to pay dividends and, consequently, could affect AMR's ability to pay the Debt Securities. At December 31, 1997, under the most restrictive provisions of those debt and credit facility agreements, approximately $1.9 billion of the retained earnings of American were available for payment of dividends to AMR.

     Because AMR is a holding company, the Debt Securities are effectively subordinated to all existing and future liabilities of AMR's subsidiaries. This means that upon the liquidation, reorganization or insolvency of American or any other subsidiary, the claims of creditors and preferred stockholders of such subsidiary will generally take priority over AMR's right to participate as a stockholder in any distribution of the assets of such subsidiary. Even if AMR is itself a creditor of such subsidiary, and its claims against such subsidiary are recognized, AMR's claims would still be subordinate to any third-party security interests in such subsidiary's assets and any senior indebtedness of such subsidiary.

     The Debt Securities will be unsecured obligations but will constitute "senior debt" of AMR. That is, the Debt Securities will not be subordinated to any other existing or future unsecured indebtedness of AMR. The Indenture does not limit the total amount of Debt Securities that we can issue under it, nor does it limit us from incurring or issuing other unsecured or secured debt. The Indenture moreover does not contain any provisions that protect you in the event we issue a large amount of debt or are acquired by another entity.

SPECIFIC TERMS OF DEBT SECURITIES

     A Prospectus Supplement will describe specific terms relating to each series of Debt Securities then being offered. These terms will include some or all of the following:

     - the title and type of such Debt Securities;

     - the total principal amount of such Debt Securities;

     - the date or dates on which the principal of such Debt Securities will be payable, or the method of determining or extending such date(s), and the amount or amounts of such principal payments;

     - the date or dates from which any interest will accrue, or the method of determining such date(s);

     - any interest rate or rates (which may be fixed or variable) that such Debt Securities will bear, or the method of determining or resetting such rate or rates, and the interest payment dates (if any) for such Debt Securities;

     - the place or places where any principal, premium or interest payments may be made;

     - any optional redemption provisions, including the period(s) within which, the price(s) at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, AMR may redeem such Debt Securities;

     - any provisions obligating AMR to repurchase or otherwise redeem such Debt Securities pursuant to sinking fund provisions, upon the occurrence of a specified event or at the Holder's option;

     - if other than $1,000 denominations, the denominations in which such Debt Securities are issuable;

     - the currency or currency units of such Debt Securities;

     - any index, formula or other method to be used for determining the amount of any payments on such Debt Securities;

     - if other than the outstanding principal amount, the amount that will be payable if the maturity of such Debt Securities is accelerated, or the method of determining such amount;

     - the person to whom any interest on such Debt Securities will be payable (if other than the registered Holder of such Debt Securities on the applicable record date);

     - any changes to or additional Events of Default or covenants;

     - any provisions for the payment of additional amounts on Debt Securities held by non-U.S. persons in respect of taxes or similar charges withheld or deducted, and for the optional redemption of such Debt Securities in lieu of paying such additional amounts;

     - any provisions modifying the defeasance or covenant defeasance provisions that apply to such Debt Securities;

     - whether such Debt Securities will be issued in whole or in part in the form of one or more temporary or permanent global securities, and, if so, the identity of the depositary for such global security or securities;

     - if other than the laws of New York, the law governing such Debt Securities and the extent to which such other law governs; and

     - any other special terms of such Debt Securities.

(Section 3.1 of the Indenture.)

     Unless we tell you otherwise in the applicable Prospectus Supplement, Debt Securities will not be listed on any securities exchange.

     Unless we tell you otherwise in the applicable Prospectus Supplement, Debt Securities will be issued in fully registered form without coupons. If Debt Securities of any series are issued in bearer form, the applicable Prospectus Supplement will describe special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to such Debt Securities and to payments on and transfer and exchange of such Debt Securities. Bearer Debt Securities generally will be transferable by delivery. (Section 3.5 of the Indenture.) The Indenture refers to each Person who is the bearer of a bearer Debt Security as the "Holder" of that Debt Security. (Section 1.1 of the Indenture.)

     If we issue Debt Securities at an "original issue discount", the applicable Prospectus Supplement will describe certain special federal income tax and other considerations applicable to such Debt Securities.

     If the purchase price of any Debt Securities is payable in foreign currencies or currency units or if any Debt Securities are denominated in foreign currencies or currency units, or if any Debt Securities are payable in foreign currencies or currency units, the applicable Prospectus Supplement will describe the special restrictions, elections, federal income tax considerations and certain other important information with respect to such Debt Securities and such foreign currencies or currency units.

     The principal, premium, interest or other payments on Debt Securities may be determined by reference to an index, formula or other method. Such an index, formula or other method may be based, without limitation, on the price of one or more commodities, derivatives or securities; a securities or commodities exchange index; a foreign currency or currencies; or any other variable or variables. If we issue Debt Securities the payments on which are based on such an index, formula or other method, the applicable Prospectus Supplement will describe that index, formula or other method and certain special federal income tax and other considerations applicable to such Debt Securities.

REGISTERED SECURITIES

     As noted above, unless we tell you in a Prospectus Supplement that the specific Debt Securities described in that Prospectus Supplement are bearer Debt Securities, the Debt Securities will be "registered securities". We and the Trustee may treat the Person in whose name a registered Debt Security is registered under the Indenture as the owner of that Debt Security for all purposes, including for the purpose of receiving payments on that Debt Security. (Section 3.8 of the Indenture.) The Indenture refers to each Person in whose name a registered Debt Security is registered as the "Holder" of that Debt Security. (Section 1.1 of the Indenture.)

     Except as described below under "Global Debt Securities" or in the applicable Prospectus Supplement, a Holder can exchange or transfer Debt Securities in registered form at the office of the Trustee. Initially, the Trustee will act as our agent for registering such Debt Securities in the names of Holders and transferring such Debt Securities. We may appoint another entity at any time to perform this role or we may perform it ourselves. The entity performing the role of maintaining the list of registered Holders and performing transfers is called the "Registrar". (Sections 3.5 and 9.2 of the Indenture.)

     Unless we tell you otherwise in the applicable Prospectus Supplement, a Holder seeking to transfer or exchange a registered Debt Security will not be required to pay a service charge to us, the Registrar or the

Trustee, but such Holder may be required to pay for any tax or other governmental charge associated with the transfer or exchange. (Section 3.5 of the Indenture.)

     If you are not the Holder of any Debt Securities in registered form, your rights relating to those Debt Securities will be governed in part by applicable laws and by the account rules and policies of the broker, bank or financial intermediary through which you invest in such Debt Securities and any other financial intermediary that holds interests directly or indirectly in such Debt Securities (including any Depositary referred to below under "Global Debt Securities"). Neither we nor the Trustee has any responsibility for the account rules, policies, actions or records of any broker, bank or other financial intermediary through which you hold (directly or indirectly) your beneficial interest in a Debt Security in registered form.

     IF YOU ARE NOT THE HOLDER OF ANY DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT THE BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON YOUR RIGHTS IN RESPECT OF SUCH DEBT SECURITIES. IN PARTICULAR, YOU SHOULD ASK HOW YOU WILL RECEIVE PAYMENTS, AND WHETHER YOU WILL BE ABLE TO PROVIDE INSTRUCTIONS AS TO HOW SUCH BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY SHOULD EXERCISE THE RIGHTS OF A "HOLDER" UNDER THE INDENTURE.

GLOBAL DEBT SECURITIES

     We may specify in the applicable Prospectus Supplement that the Debt Securities of a series will be issued in the form of fully registered global securities ("Registered Global Securities"). Registered Global Securities will be registered in the name of a financial institution we select. This financial institution, which will be the sole direct Holder of the Registered Global Securities, is called the "Depositary". We will identify any Depositary in the applicable Prospectus Supplement. Any person wishing to own a Debt Security represented by a Registered Global Security must do so indirectly by virtue of an account with a broker, bank or other financial intermediary that in turn has an account with the Depositary, or with another financial intermediary that itself has an account with the Depositary. The Debt Securities represented by the Registered Global Securities may not be transferred to the name of any other Holder unless the special circumstances described below occur.

     Special Investor Considerations for Registered Global Securities. Our obligations with respect to Registered Global Securities, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, run only to Persons who are registered Holders of those Debt Securities. For example, once a payment on a Registered Global Security is made to the Depositary, as sole Holder of that Registered Global Security, neither we nor the Trustee has any further responsibility for that payment even if it is not passed along to the correct owners of the beneficial interests in that Registered Global Security.

     As long as the Debt Securities are represented by Registered Global
Securities:

     - You cannot have Debt Securities registered in your name under the Indenture.

     - You cannot receive physical certificates from us for your interest in the Debt Securities.

     - You must look to your own bank or broker or other financial intermediary for payments on the Debt Securities.

     - You will have no rights as a "Holder" under the Indenture. This means that, among other things, you will have no right to give any direction, approval or instruction directly to the Trustee under the Indenture.

     - You may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

     - The Depositary's policies will govern payments, transfers, exchanges and other matters relating to the Registered Global Security. We and the Trustee have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Registered Global Security. We and the Trustee also do not supervise the Depositary in any way. In addition, we and the Trustee have no responsibility for the actions or records of any broker, bank, or other financial intermediary through which you hold (directly or indirectly) your beneficial interest in the Registered Global Security.

     - Payment for purchases and sales in the market for corporate debentures and notes is generally made in next-day funds. In contrast, the Depositary will usually require that interests in a Registered Global Security be purchased or sold within its system using same-day funds. This difference could have some effect on how Registered Global Security interests trade, but we do not know what that effect will be.

     YOU SHOULD CONSULT THE BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN DEBT SECURITIES REPRESENTED BY REGISTERED GLOBAL SECURITIES FOR INFORMATION ON YOUR RIGHTS IN RESPECT OF SUCH DEBT SECURITIES. IN PARTICULAR, YOU SHOULD ASK HOW YOU WILL RECEIVE PAYMENTS AND WHETHER YOU WILL BE ABLE TO PROVIDE INSTRUCTIONS AS TO HOW THE DEPOSITARY SHOULD EXERCISE THE RIGHTS OF A "HOLDER" UNDER THE INDENTURE.

     Special Situations When Registered Global Security Will Be Terminated. In the special situations described in the next paragraph, a Registered Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, we believe that you likely will be able to choose whether to hold Debt Securities directly in your own name or indirectly through an account at a bank or broker or other financial intermediary. However, when a Registered Global Security terminates, the Depositary (and not AMR or the Trustee) will be responsible for determining the names of the institutions that will be the initial direct Holders of the Debt Securities. You must consult your own bank or broker or other financial intermediary at such time to find out how to have your interests in Debt Securities transferred to your own name, if you wish to become a direct Holder.

     The special situations for termination of a Registered Global Security are:

     - When the Depositary notifies us that it is unwilling, unable or no longer qualifies to continue as Depositary (unless a replacement Depositary is named).

     - We determine not to have any of the Debt Securities of a series represented by a Registered Global Security and notify the Trustee of our decision.

(Section 3.5 of the Indenture.) In addition, a Prospectus Supplement may list situations for terminating a Registered Global Security that would apply only to the particular series of Debt Securities covered by that Prospectus Supplement.

     Bearer Global Securities. The Debt Securities of a series may also be issued wholly or partially in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a Depositary, or with a nominee for such Depositary, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. (Sections 3.4 and 3.5 of the Indenture.) The applicable Prospectus Supplement will describe the specific terms and procedures, including the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by Bearer Global Securities.

PAYMENTS

     Unless we tell you otherwise in the applicable Prospectus Supplement, we will generally deposit interest, principal and any other money due on the Debt Securities, in the designated currency, with the Trustee, and the Trustee will act as our agent for making payments on the Debt Securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of making payments is called the "Paying Agent". We may, at our option, make any interest payments on Debt Securities in registered form by having the Trustee mail checks or make wire transfers to the registered Holders listed in the Registrar's records. (Sections 3.7(a) and 9.2 of the Indenture.) IF YOU ARE NOT THE HOLDER OF ANY DEBT SECURITIES IN REGISTERED FORM, YOU MUST MAKE YOUR OWN ARRANGEMENTS WITH THE BANK, BROKER OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES TO RECEIVE PAYMENTS.

     Unless we tell you otherwise in the applicable Prospectus Supplement, interest will be payable to each Holder listed in the Registrar's records at the close of business on a particular day in advance of each due date for interest, even if such Holder no longer owns the Debt Security on the interest due date. That particular day is called the "Record Date" and will be stated in the Prospectus Supplement. (Section 3.7(a) of the Indenture.) Persons buying and selling Debt Securities between a Record Date and an interest payment date must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the registered Holder on the Record Date.

     Unless we tell you otherwise in the applicable Prospectus Supplement, interest payable on any Debt Security in registered form that is not punctually paid or duly provided for on any interest payment date will cease to be payable to the Holder in whose name such Debt Security is registered on the relevant Record Date. Such defaulted interest will instead be payable to the person in whose name such Debt Security is registered on the special record date or other specified date determined in accordance with the Indenture. (Section 3.7(b) of the Indenture.)

     We will make payments on Debt Securities in bearer form in the currency and in the manner designated in the applicable Prospectus Supplement, subject to any relevant laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. The Paying Agents outside the United States initially appointed by us for a series of Debt Securities will be named in the applicable Prospectus Supplement.

     We may at any time designate additional Paying Agents or rescind the designation of any Paying Agents, except that, if Debt Securities of a series are issuable as Registered Securities, we will be required to maintain at least one Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, we will be required to maintain a Paying Agent in a Place of Payment outside the United States where Debt Securities of such series and any related coupons may be presented and surrendered for payment. (Section 9.2 of the Indenture.)

NOTICES

     AMR and the Trustee will send notices regarding Debt Securities in registered form only to registered Holders, using their addresses as listed in the Registrar's records. IF YOU ARE NOT THE HOLDER OF DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT THE BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON HOW YOU WILL RECEIVE SUCH NOTICES. Holders of Bearer Debt Securities will be notified by publication as described in the Prospectus Supplement relating to such Debt Securities. (Section 1.6 of the Indenture.)

CONSOLIDATION, MERGER OR SALE BY AMR

     The Indenture generally permits AMR to consolidate or merge with or into another company or entity and to sell or otherwise dispose of all or substantially all of its assets. However, we may not take any of these actions unless all the following conditions are met:

     - where we merge out of existence or sell or otherwise dispose of our assets, the other firm must be a corporation, limited liability company, partnership, trust or other Person organized and existing under the laws of the United States of America or a State thereof, and it must agree to be legally responsible for all of AMR's obligations under the Debt Securities and the Indenture;

     - the transaction must not cause a default on the Debt Securities and AMR must not already be in default (for this purpose, a "default" is an event that with notice or passage of time would become an Event of Default); and

     - AMR must deliver certain certificates and documents to the Trustee.

     The remaining or acquiring Person after any such transaction will be substituted for AMR under the Indenture and the Debt Securities, and all obligations of AMR will terminate. (Section 7.1 of the Indenture.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     The term "Event of Default" means, with respect to Debt Securities of any series, any of the following:

     - We fail to pay interest on a Debt Security of such series within 30 days of its due date.

     - We fail to pay principal or any premium on a Debt Security of such series, or we fail to deposit any mandatory sinking fund payment, within 10 days of its due date.

     - We remain in breach of a covenant in the Indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the Trustee or the Holders of at least 25% of the principal amount of the Debt Securities of the affected series.

     - We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

     - Any other "Event of Default" described in the applicable Prospectus Supplement occurs.

(Section 5.1 of the Indenture.) An Event of Default for a particular series of Debt Securities will not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indenture.

     The Indenture requires the Trustee to notify Holders of the applicable series of Debt Securities of any uncured Default within 90 days after such Default occurs. The Trustee may withhold notice, however, of any Default (except in the payment of principal or interest) if it considers such withholding of notice to be in the Holders' best interests. (Section 6.5 of the Indenture.)

     If an Event of Default has occurred and has not been cured, the Trustee or the Holders of at least 25% in principal amount of the Debt Securities of the affected series may declare the entire principal amount (or, if the Debt Securities of that series are original issue discount Debt Securities or Debt Securities payable in accordance with an index, formula or other method, such portion of the principal amount or other amount specified in the Prospectus Supplement) of all the Debt Securities of that series to be due and immediately payable. (Section 5.2 of the Indenture.) The Holders of a majority in principal amount of the Debt Securities of the affected series may waive, on behalf of the Holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences, except a Default or Event of Default in the payment of the principal of or any premium or interest on any Debt Security and certain other defaults. (Section 5.7 of the Indenture.)

     The Holders of a majority in principal amount of the Debt Securities of the affected series (with the Debt Securities of each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee with respect to the Debt Securities of such series, as long as such direction does not conflict with any law or the Indenture and subject to certain other limitations. (Section 5.8 of the Indenture.)

     Before a Holder can bypass the Trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the Debt Securities, the following must occur:

     - such Holder must give the Trustee written notice that an Event of Default has occurred and remains uncured;

     - the Holders of at least 25% in principal amount of all Debt Securities of the relevant series must request the Trustee in writing to take action because of the Event of Default, and must offer an indemnity to the Trustee against the cost and other liabilities of taking that action;

     - the Trustee must not have taken action for 60 days after receipt of the above notice, request and indemnity; and

     - the Holders of a majority in principal amount of the Debt Securities of that series must not have given the Trustee a direction inconsistent with the above notice.

(Section 5.9 of the Indenture.)

     However, a direct Holder is entitled to bring a lawsuit at any time for the payment of principal, premium, if any, and interest due on its Debt Securities after the due date. (Section 5.10 of the Indenture.)

     IF YOU ARE NOT THE HOLDER OF DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT THE BROKER, BANK OR FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON YOUR RIGHTS IN RESPECT OF THOSE DEBT SECURITIES FOLLOWING AN EVENT OF DEFAULT.

     We will file annually with the Trustee a certificate as to AMR's compliance with all conditions and covenants of the Indenture. (Section 9.7 of the Indenture.)

MODIFICATION OF THE INDENTURE

     There are three categories of changes we can make to the Indenture and the Debt Securities.

     Changes Requiring Approval of Each Affected Holder. First, there are changes that cannot be made to Debt Securities of any series without the approval of each Holder of Debt Securities of the series affected by such change. Following is a summary of those changes:

     - to change the time for payment of principal of or interest on a Debt Security;

     - to reduce the amounts of principal of or interest on a Debt Security;

     - to reduce the amount of any premium payable upon the redemption of a Debt Security;

     - to reduce the amount payable upon acceleration of the maturity of an original issue discount Debt Security or a Debt Security payable in accordance with an index, formula or other method;

     - to change the currency of payment on a Debt Security;

     - to impair the right to sue for payment on a Debt Security;

     - to reduce the percentage of Holders of Debt Securities of such series whose consent is needed to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture or to waive certain defaults;

     - to change the obligation of AMR to maintain an office or agency in the places and for the purposes specified in the Indenture; or

     - to modify the provisions relating to waiver of certain defaults or modifications of the Indenture and Debt Securities.

(Section 8.2 of the Indenture.)

     Changes Requiring a Majority Vote. The second category of change to the Indenture and the Debt Securities is the kind that requires a vote in favor by Holders of Debt Securities owning a majority of the principal amount of each particular series adversely affected.

     Changes Not Requiring Approval. The third category of change does not require any vote by Holders of Debt Securities. Following is a summary of those changes:

     - to reflect that another corporation or entity has succeeded AMR and assumed its covenants;

     - to add to AMR's covenants, to surrender any right or power of AMR, or to comply with any SEC requirement in connection with the qualification of the Indenture;

     - to add additional Events of Default with respect to any series;

     - to add or change any provisions to the extent necessary to facilitate the issuance of Debt Securities in bearer form or in global form;

     - to change or eliminate any provision affecting Debt Securities not yet issued;

     - to secure the Debt Securities;

     - to establish the form or terms of Debt Securities;

     - to provide for the electronic delivery of supplemental indentures or Debt Securities of any series;

     - to evidence and provide for successor or additional Trustees;

     - if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States;

     - to correct or supplement any inconsistent provisions or to cure any ambiguity or correct any mistake; or

     - to make any other provisions with respect to matters or questions arising under the Indenture, as long as such action does not adversely affect Holders of the Debt Securities.

(Section 8.1 of the Indenture.)

     IF YOU ARE NOT THE HOLDER OF DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT WITH THE BROKER, BANK OR FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON HOW APPROVAL WILL BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR REQUEST A WAIVER OF ANY OF ITS TERMS.

DEFEASANCE

     Unless we tell you otherwise in the applicable Prospectus Supplement, the following discussion of full defeasance and covenant defeasance will apply to each series of Debt Securities. (Article IV of the Indenture.)

     Full Defeasance. Under certain circumstances, we can legally release ourselves from any payment or other obligations on the Debt Securities of any series (called "full defeasance") if we put in place the following arrangements for the Holders of those Debt Securities to be repaid:

     - we must deposit in trust for the Holders' benefit a combination of money and Government Obligations that will generate enough money to pay when due the principal of and any premium or interest on the Debt Securities of such series and to make any mandatory sinking fund payments on such Debt Securities; and

     - we must deliver to the Trustee a legal opinion of our counsel confirming that there has been a change in federal tax law as in effect on the date of this Prospectus or an IRS ruling that lets us make the above deposit without causing Holders to be taxed on the Debt Securities of such series any differently than if AMR did not make the deposit and simply repaid such Debt Securities itself.

(Sections 4.4 and 4.6 of the Indenture.)

     If AMR were to accomplish full defeasance, as described above, Holders would have to rely solely on the trust deposit for repayment on the Debt Securities of the particular series defeased. Holders could not look to AMR for repayment if a shortfall occurred.

     AMR may exercise its full defeasance option even if it has previously exercised its covenant defeasance option. If AMR exercises its full defeasance option, payment of the particular series of Debt Securities defeased may not be accelerated because of a Default or an Event of Default. (Section 4.4 of the Indenture.)

     Covenant Defeasance. Under certain circumstances, we can make the same type of deposit described above and be released from some of the restrictive covenants in the Debt Securities of any series. This is called "covenant defeasance". In that event, Holders of those Debt Securities would lose the protection of those restrictive covenants but would gain the protection of having money and Government Obligations set aside in trust to repay such Debt Securities. To achieve covenant defeasance, we must do the following:

     - we must deposit in trust for the Holders' benefit a combination of money and Government Obligations that will generate enough money to pay when due the principal of and any premium or interest on the

       Debt Securities of such series and to make any mandatory sinking fund payments on such Debt Securities; and

     - we must deliver to the Trustee a legal opinion of our counsel confirming that, under federal tax law as in effect at the time of such deposit, AMR may make such deposit without causing Holders to be taxed on the Debt Securities of such series any differently than if AMR did not make the deposit and simply repaid such Debt Securities itself.

(Sections 4.5 and 4.6 of the Indenture.)

     If AMR exercises its covenant defeasance option with respect to the Debt Securities of a series, certain restrictive covenants of the Indenture and certain Events of Default would no longer apply to such series. (Section 4.5 of the Indenture.) If one of the remaining Events of Default occurred, however, and payment of the Debt Securities of such series was accelerated, there could be a shortfall between the amount in the trust deposit at that time and the amount then due on such series. Holders could still look to AMR for payment of such Debt Securities if there were such a shortfall. Depending on the event causing the default (such as AMR's bankruptcy), however, Holders may not be able to obtain payment of the shortfall from AMR.

THE TRUSTEE

     Citibank, N.A. ("Citibank") is the Trustee under the Indenture. AMR and certain of its affiliates currently have credit lines with and borrow funds from, and have other banking and commercial relationships with, Citibank. In the future any of AMR and its affiliates may maintain banking and other commercial relationships with Citibank and its affiliates.

                              PLAN OF DISTRIBUTION

     We may sell Debt Securities from time to time in one or more transactions. We may sell the Debt Securities of or within any series to or through agents, underwriters or dealers or directly to one or more purchasers.

AGENTS

     We may use agents to sell Debt Securities. Unless we tell you otherwise in the applicable Prospectus Supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

UNDERWRITERS

     We may sell Debt Securities to underwriters. Unless we tell you otherwise in the applicable Prospectus Supplement, the underwriters may resell those Debt Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the Debt Securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

DIRECT SALES

     We may sell Debt Securities directly to purchasers without the involvement of underwriters or agents.

OTHER MEANS OF DISTRIBUTION

     Debt Securities may also be offered and sold, if we so indicate in the applicable Prospectus Supplement, by one or more firms ("remarketing firms") acting as dealers or as agents for AMR in connection with a remarketing of such Debt Securities following their purchase or redemption.

     If we so indicate in the applicable Prospectus Supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Debt Securities from AMR pursuant to delayed delivery contracts providing for payment and delivery at a future date.

GENERAL INFORMATION

     Any underwriters, agents or remarketing firms will be identified and their compensation described in a Prospectus Supplement.

     We may have agreements with any underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments they may be required to make.

     Any underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their business.

                                 LEGAL OPINIONS

     Unless we tell you otherwise in the applicable Prospectus Supplement, the validity of the Debt Securities offered hereby will be passed upon for AMR by its Senior Vice President and General Counsel, Anne H. McNamara, and for any agents, underwriters or dealers by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Shearman & Sterling from time to time represents AMR with respect to certain matters.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K/A No. 1 for the year ended December 31, 1997, as set forth in their reports, which are incorporated in this Prospectus by reference. Our consolidated financial statements are incorporated by reference in reliance on their reports, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering described in this Registration Statement. All amounts are estimated except the registration fee.

Registration Fee............................................  $  139,000
Indenture Trustee Fees......................................  $   80,000
Printing Costs for Registration Statement, Prospectus and
  related documents.........................................  $  180,000
Accounting Fees and Expenses................................  $  125,000
Rating Agency Fees..........................................  $  300,000
Legal Fees and Expenses.....................................  $  300,000
Blue Sky Fees and Expenses..................................  $   10,000
Miscellaneous...............................................  $   66,000
                                                              ----------
          Total.............................................  $1,200,000
                                                              ==========

---------------

* Information to be added by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

     sec. 145. Indemnification of officers, directors, employees and agents; insurance

        (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the

     Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article VII of the Company's By-Laws provides in regard to indemnification of directors and officers as follows:

        Section 1. Nature of Indemnity. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action by reason of the fact that he is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 2. Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
     Section 1 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Section 3. Determination That Indemnification Is Proper. (a) Any indemnification of a director or officer of the corporation under Section 1 hereof (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section l hereof. Such determination shall be made, with respect to a director or officer, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (b) Any indemnification of an employee or agent of the corporation (who is not also a director or officer of the corporation) under Section l hereof (unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section l hereof. Such determination, in the case of an employee or agent, may be made (1) in accordance with the procedures outlined in the second sentence of this Section 3(a), or (2) by an officer of the corporation, upon delegation of such authority by a majority of the Board of Directors.

        Section 4. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The board of directors may authorize the corporation's counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

        Section 5. Procedure for Indemnification of Directors or Officers. Any indemnification of a director or officer of the corporation under Sections 1 and 2, or advance of costs, charges and expenses of a director or officer under Section 4 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. If the corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section l of this Article, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article, nor the fact that there has been an actual determination by the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Section 6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

        The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 7. Insurance. The corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

        Section 8. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

        (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

        (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under sec.174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and
     (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with sec.141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     Article Ninth of the Company's Restated Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

        NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the

     Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

     Reference is made to Section 6 of the form of Underwriting Agreements filed as Exhibit 1(a) to this Registration Statement and to Section 7 of the form of Distribution Agreement filed as Exhibit 1(b) to this Registration Statement for the Company's and the Underwriters' and the Company's and the Agent's respective proposed agreements to indemnify each other, and to provide contribution in circumstances where indemnification is unavailable.

ITEM 16. EXHIBITS.

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
          1(a)           -- Form of Underwriting Agreement for Debt Securities.*
          1(b)           -- Form of Distribution Agreement.*
          4              -- Form of Indenture, dated as of December 1, 1998, between
                            AMR Corporation and Citibank, N.A., Trustee, relating to
                            Debt Securities.**
          5              -- Opinion of Anne H. McNamara, Senior Vice President and
                            General Counsel for AMR.
         12              -- Computation of Ratio of Earnings to Fixed Charges of AMR.
         23(a)           -- Consent of Ernst & Young LLP.
         23(b)           -- Consent of Anne H. McNamara, Senior Vice President and
                            General Counsel for AMR (included in Exhibit 5).
         24              -- Powers of Attorney.
         25              -- Statement of Eligibility of Trustee on Form T-1.

---------------

 * The forms of Underwriting Agreement and Distribution Agreement will be filed as an exhibit to a report on Form 8-K and incorporated herein by reference.

** The form or forms of Debt Securities with respect to each particular offering of Debt Securities hereunder will be filed as an exhibit to a report on Form 8-K and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     (a) Rule 415 offering.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Competitive Bids.

     The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in this Registration Statement, together with any supplements thereto, and (2) to file an amendment to this Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

     (d) Acceleration of Effectiveness.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) Registration Statement Permitted by Rule 430A under the Securities Act.

     The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AMR Corporation certifies that it has reasonable grounds to believe that it meets all of the applicable requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 1st day of December, 1998.

                                            AMR CORPORATION

                                            By     /s/ ANNE H. MCNAMARA
                                             -----------------------------------
                                                      ANNE H. MCNAMARA
                                              Senior Vice President and General
                                                            Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURES                        TITLE
          ----------                        -----
DONALD J. CARTY                   Chairman of the Board,
                                    President and Chief
                                    Executive Officer,
                                    Director (Principal
                                    Executive Officer)

GERARD J. ARPEY                   Senior Vice President and
                                    Chief Financial Officer
                                    (Principal Financial and
                                    Accounting Officer)
DAVID L. BOREN
EDWARD A. BRENNAN
CHARLES T. FISHER, III

EARL G. GRAVES

DEE J. KELLY                      Directors

ANN D. MCLAUGHLIN

CHARLES H. PISTOR, JR.

JUDITH RODIN

MAURICE SEGALL

By
                                                      /s/ ANNE H. MCNAMARA
                                                        (Anne H. McNamara

                                                        Attorney-in-Fact)

                                                      Date: December 1, 1998

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                            DESCRIPTION OF DOCUMENT
        -------                            -----------------------
          1(a)           -- Form of Underwriting Agreement for Debt Securities.*
          1(b)           -- Form of Distribution Agreement.*
          4              -- Form of Indenture, dated as of December 1, 1998, between
                            AMR Corporation and Citibank, N.A., Trustee, relating to
                            Debt Securities.**
          5              -- Opinion of Anne H. McNamara, Senior Vice President and
                            General Counsel for AMR.
         12              -- Computation of Ratio of Earnings to Fixed Charges of AMR.
         23(a)           -- Consent of Ernst & Young LLP.
         23(b)           -- Consent of Anne H. McNamara, Senior Vice President and
                            General Counsel for AMR (included in Exhibit 5).
         24              -- Powers of Attorney.
         25              -- Statement of Eligibility of Trustee on Form T-1.

---------------

 * The forms of Underwriting Agreement and Distribution Agreement will be filed as an exhibit to a report on Form 8-K and incorporated herein by reference.

** The form or forms of Debt Securities with respect to each particular offering of Debt Securities hereunder will be filed as an exhibit to a report on Form 8-K and incorporated herein by reference.